                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TRANSACTION SYSTEMS ARCHITECTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                   [TSA LOGO]

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                                                                January 21, 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Tuesday, February 25, 1997 at 10:00 A.M., at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska.

    Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    After reading the Proxy Statement, please mark, date, sign, and return the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

    On behalf of the Board of Directors, I would like to express our appreciation for your interest in the Company.

                                          Sincerely,

                                          William E. Fisher
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 1997
                            ------------------------

    The Annual Meeting of Stockholders of Transaction Systems Architects, Inc. (the "Company") will be held at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, on February 25, 1997, at 10:00 A.M., for the following purposes:

    1. To elect seven directors to hold office until the next Annual Meeting of Stockholders;

    2. To consider and vote upon a proposal to approve the Company's 1997 Management Stock Option Plan;

    3. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors;

    4. To transact such other business as may properly come before the Meeting or any adjournment of the Meeting.

    The Board of Directors has fixed the close of business on January 15, 1997, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment of the Meeting. Each share of the Company's Class A Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

    ALL HOLDERS OF THE COMPANY'S CLASS A COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                          David P. Stokes

                                          SECRETARY

January 21, 1997

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 1997
                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors of Transaction Systems Architects, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on February 25, 1997, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996, which includes the Company's financial statements as of September 30, 1996, accompanies this Proxy Statement. STOCKHOLDERS MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND A LIST OF THE EXHIBITS THERETO WITHOUT CHARGE BY WRITTEN REQUEST TO INVESTOR RELATIONS, 330 SOUTH 108TH AVENUE, OMAHA, NEBRASKA 68154. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 21, 1997.

PROXY SOLICITATION

    The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it prior to its exercise by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who does attend the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the seven nominees for director listed in this Proxy Statement, FOR approval of the Transaction Systems Architects, Inc. 1997 Management Stock Option Plan (the "Stock Option Plan"), FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the September 30, 1997 fiscal year and, as to any other matter that may be brought before the Annual Meeting, in accordance with the judgement of the person or persons voting the same.

    The Company will bear the expense of preparing, printing and mailing this Proxy Statement and proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Norwest Bank to assist in the solicitation of proxies at a cost of approximately $5,000 plus normal out-of-pocket expenses.

OUTSTANDING SHARES AND VOTING RIGHTS

    Only stockholders of record at the close of business on January 15, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 23,993,519 shares of the Company's Class A Common Stock, $0.005 par value (the "Common Stock"), issued and outstanding, excluding 845 shares of Class A Common Stock held as treasury stock by the Company. Also at the close of business on the Record Date, there were 2,171,252 shares of the Company's Class B Common Stock, $0.005 par value, issued and outstanding. The shares held as treasury stock and Class B Common Stock are not entitled to be voted. Each holder of Common Stock is entitled to one vote per share for the election of directors and on all other matters to be voted on by the Company's stockholders. Holders of Common Stock may not cumulate their votes in the election of directors.

    The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding Common Stock shall constitute a quorum. Election of a director requires affirmative votes of the holders of a plurality of the Common Stock present in person, or represented by proxy, at a meeting (at which a quorum is present). Therefore, the seven persons receiving the greatest number of votes shall be elected as directors. Since only affirmative votes count for this purpose, withheld votes will not affect the outcome, except that they will count in determining the presence of a quorum.

    With respect to the Stock Option Plan and ratification of the appointment of independent auditors, a stockholder may mark the accompanying form of proxy to
(i) vote for the matter, (ii) vote against the matter or (iii) abstain from voting on the matter. Assuming that a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on the matter is required for approval of the Stock Option Plan and the affirmative vote of a majority of the shares of Common Stock represented at the meeting and voting on the matter is required for ratification of the appointment of independent auditors. Proxies marked to abstain from voting with respect to the Stock Option Plan will have the legal effect of voting against such matter and with respect to the ratification of independent auditors will have the effect of being represented for quorum purposes but not voted. The shares represented by broker proxies which are not voted with respect to the Stock Option Plan or the ratification of the appointment of independent auditors will be considered represented at the meeting and entitled to vote only as to those matters actually voted.

1.  ELECTION OF DIRECTORS

    The Company's Board of Directors currently consist of seven members. The Board of Directors has nominated the following persons, all of whom currently are serving as directors, for election as directors to serve until the 1997 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. The Company expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

    WILLIAM E. FISHER, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Fisher has been Director, Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1993. Mr. Fisher has also served as Chief Executive Officer of Applied Communications, Inc. (a subsidiary of the Company, "ACI") since 1991. Since joining ACI in 1987, he has served in various other capacities, including Vice President of Financial Systems, Senior Vice President of Software and Services, Executive Vice President and Chief Operating Officer, and President. Prior to joining ACI, he held the position of President for the Government Services Division of First Data Resources ("FDR"), an information processing company. Mr. Fisher is a director of BA Merchant Services, Inc. (NYSE: BPI). BA Merchant Services provides payment processing and related information products and services to merchants who accept credit and debit cards as payment for goods and services. Mr. Fisher is 50 years old.

    DAVID C. RUSSELL, DIRECTOR. Mr. Russell has been a Director of the Company since its formation in 1993. Mr. Russell is also President of ACI. Since joining ACI in 1989, he has served in various other capacities, including Vice President of Strategic Planning, Vice President of Customer Support, and Senior Vice President of Software and Services. From 1984 to 1989, he held various operations and planning positions at FDR. Mr. Russell is 48 years old.

    PROMOD HAQUE, DIRECTOR. Mr. Haque has been a Director of the Company since January 1994. Mr. Haque is Vice President of Norwest Venture Capital Management, Inc. ("NVCM"), a venture capital management company, and a non-managing member of Itasca NEC, L.L.C., the managing member of Norwest Equity Capital, LLC ("NEC"), Minneapolis, Minnesota. He joined NVCM in 1990 as Investment Manager and became Vice President in 1992. Mr. Haque is a director of Connect, Inc. (Nasdaq: CNKT), Forte Software, Inc. (Nasdaq: FRTE), Optical Sensors, Inc. (Nasdaq: OPSI), Prism Solutions (Nasdaq:
PRZM), and Raster Graphics, Inc. (Nasdaq: RGFX). Connect is a provider of electronic procurement applications for the Internet. Forte Software is a provider of mission-critical application development solutions. Optical Sensors is a provider of blood gas sensors for acute care. Prism Solutions is a provider of data warehouse management systems. Raster Graphics is a provider of color electrostatic printing systems. Mr. Haque is 48 years old.

    FREDERICK L. BRYANT, DIRECTOR. Mr. Bryant has been a Director of the Company since January 1994. Mr. Bryant is a general partner of ABS Partners, L.P., the sole general partner of ABS Capital Partners, L.P. ("ABS Capital"), a private investment fund. From 1990 until November 1995, Mr. Bryant was a Managing Director of Alex. Brown & Sons Incorporated. Mr. Bryant is a director of CN Biosciences, Inc. (Nasdaq: CNBI). CN Biosciences is a provider of products used worldwide in disease related life sciences research for pharmaceutical and biotechnology companies, academic institutions, and government laboratories. Mr. Bryant is 42 years old.

    CHARLES E. NOELL, III, DIRECTOR. Mr. Noell has been a Director of the Company since January 1994. Mr. Noell is the Managing Partner of JMI Equity Fund, L.P. ("JMI"), a private investment fund. Prior to joining JMI in 1992, Mr. Noell served at various positions at Alex. Brown, including Managing Director and head of the Technology Group. Mr. Noell is a director of Expert Software, Inc. (Nasdaq: XPRT). Expert Software is a provider of consumer based software. Mr. Noell is also a director of Homegate Hospitality, Inc. (Nasdaq: HMGT). Homegate Hospitality is an extended stay hotel company. Mr. Noell is 45 years old.

    JIM D. KEVER, DIRECTOR. Mr. Kever was appointed to the Board of Directors on November 11, 1996. Mr. Kever is currently President and Co-Chief Executive Officer of Envoy Corporation (Nasdaq: ENVY). Envoy provides electronic processing services, primarily to the healthcare industry. He joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever has been a director of Envoy since 1981 and from 1984 until June 1995 he was Executive Vice President of Envoy. Before joining Envoy he was employed by Datanet, a corporation providing pharmaceutical software. From 1977 until 1979, Mr. Kever was with the certified public accounting firm of Peat, Marwick, Mitchell & Co. in the tax division. Mr. Kever is 43 years old.

    LARRY G. FENDLEY, DIRECTOR. Mr. Fendley was appointed to the Board of Directors on November 11, 1996. Mr. Fendley is currently Executive Vice President of Systems Operations for CSG Systems, Inc., a subsidiary of CSG Systems International, Inc. (Nasdaq: CSGS). CSG Systems provides customer management solutions to the communications industry. Prior to joining CSG Systems in 1996, he was with Citibank, NA for ten years, most recently as General Manager of Information Services for the European, North America Card Products Division. Prior to Citibank, Mr. Fendley was with FDR as Vice President -- Computer Technology and with Motorola in the Communications Products Division as International Operations Manager. Mr. Fendley is 55 years old.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

    Each of Messrs. Haque, Bryant, Noell, Kever and Fendley receive a $3,125 fee per quarter for their services. Such fees for Messrs. Haque, Bryant, and Noell are paid to their affiliated management company. Messrs. Fisher and Russell do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attendance at Board of Director and committee meetings.

    Each of Messrs. Kever and Fendley were granted a stock option for 20,000 shares of Common Stock upon their appointment to the Board of Directors on November 11, 1996. These options were granted under the Transaction Systems Architects, Inc. 1996 Stock Option Plan at an exercise price of $33.25 per share, which was the market price of the Common Stock on that day. Vesting of the options is 20% per year at the end of each of five years. Additionally, each of Messrs. Kever and Fendley shall receive options for 4,000 additional shares of Common Stock on the anniversary of their respective election to the Board in each of the four succeeding years so long as they remain a member of the Board of Directors on such anniversary date.

    The Company has standing audit and compensation committees of the Board of Directors. The audit committee consists of Messrs. Noell and Fendley. The audit committee monitors the effectiveness of the audit conducted by the Company's independent auditors and of the Company's internal financial controls. The auditors have full and free access to the audit committee without the presence of management. The audit committee held one meeting in November 1996, primarily to discuss the results of the fiscal 1996 independent audit and to recommend the appointment of independent auditors for fiscal 1997. The compensation committee consists of Messrs. Bryant, Haque, and Kever. This committee approves the compensation of the Company's executive officers. The compensation committee held one meeting in December 1995, and one meeting in November 1996.

    During fiscal 1996, there were four regular meetings of the Board of Directors. Each incumbent director who was a member of the Board of Directors during fiscal year 1996 attended all of the regular meetings.

INFORMATION REGARDING STOCK OWNERSHIP

    The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of December 31, 1996, by (i) each of the Company's directors, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its common stock.

BENEFICIAL OWNER                                                             NUMBER OF SHARES     PERCENT
--------------------------------------------------------------------------  ------------------  ------------
ABS Capital Partners, L.P. (1) ...........................................        2,101,016            8.7%
 1 South Street, Baltimore, MD 21202

Norwest Equity Capital, LLC (2) ..........................................        2,393,350            9.1
 2800 Piper Jaffray Tower, 222 South Ninth Street
 Minneapolis, MN 55402

Pilgrim Baxter & Associates, Ltd.(3) .....................................        2,226,300            9.2
 1255 Drummers Lane, Suite 300, Wayne PA 19087

Warburg, Pincus, Counselors (4) ..........................................        1,710,200            7.1
 466 Lexington Avenue, New York NY 10017

Frederick L. Bryant (5)...................................................        2,103,340            8.7

Charles E. Noell, III (6).................................................          160,778             .7

Jim D. Kever (7)..........................................................                0              *

Larry G. Fendley (8)......................................................              900              *

Promod Haque (9)..........................................................            5,546              *

William E. Fisher (10) (11)...............................................          650,000            2.7

David C. Russell (10).....................................................          231,660            1.0

Edward H. Mangold (10)....................................................          135,092              *

Fred L. Grabher (10)......................................................           73,092              *

Richard N. Launder (10) (12)..............................................           54,524              *

All Directors and Officers as a Group
 (17 persons) (13)........................................................        4,178,655           15.9

------------------------

 *  Less than 1% of the outstanding Common Stock

(1) Mr. Bryant and two other individuals serve as general partners of ABS Partners, L.P., the sole general partner of ABS Capital.

(2) Of the shares indicated, 222,098 shares are shares of Class A Common Stock, and 2,171,252 shares are shares of Class B Common Stock, which have no voting rights. The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at such time as either (a) NEC elects to convert them or (b) they are transferred to another person or entity that is both not an affiliate of NEC and not subject to the restrictions on ownership of shares of voting capital stock by reason of the Bank Holding Company Act of 1956 or other statute or regulation. NEC is a limited liability company whose sole managing member is Itasca NEC, L.L.C., a Minnesota limited liability company ("Itasca"), whose sole managing members are Daniel J. Haggerty, George J. Still, Jr., and John E. Lindahl. By virtue of their positions as the managing members of NEC and Itasca, respectively, Itasca and Messrs. Haggerty, Still, and Lindahl may be deemed to indirectly beneficially own the shares held by NEC.

(3) The number of shares in the table is based on a Form 13F for the quarter ended September 30, 1996 which indicates that Pilgrim Baxter & Associates has sole investment discretion and shared voting authority over all of these shares.

(4) The number of shares in the table is based on a Form 13F for the quarter ended September 30, 1996 which indicates that Warburg, Pincus Counsellors, Inc. has sole investment discretion over all of these shares, sole voting authority over 1,005,600 shares and shared voting authority over 407,000 shares.

(5) Consists of 2,101,016 shares owned by ABS Capital, and 2,324 shares owned directly by Mr. Bryant. Mr. Bryant is a general partner of ABS Partners, L.P., the sole general partner of ABS Capital, and thus he may be deemed to have beneficial ownership of all of the shares owned by ABS Capital. Mr. Bryant also holds, directly and indirectly, various limited partnership interests in ABS Partners, L.P. Mr. Bryant disclaims beneficial ownership with respect to the shares owned by ABS Capital.

(6) Consists of 147,074 shares owned by JMI and 13,704 shares owned directly by Mr. Noell. Mr. Noell is the Managing Partner of JMI, and thus he may be deemed to have beneficial ownership of all of the shares owned by JMI. The general partners of JMI are Mr. Noell, Norris Van Den Berg, Harry S. Gruner and Anthony Moores. Mr. Noell disclaims beneficial ownership with respect to the JMI shares.

(7) Mr. Kever's business mailing address is Two Lakeview Place, 15 Century Boulevard, Suite 600, Nashville NC 37214.

(8) Consists of 900 shares owned by Mr. Fendley's spouse. Mr Fendley's business mailing address is PO Box 34965, Omaha NE 68134.

(9) Mr. Haque is also an officer of NEC, which holds an aggregate of 2,393,350 shares, and a non-managing member of Itasca. See footnote (2) above for information with respect to direct and indirect beneficial ownership of the shares held by NEC. Mr. Haque disclaims beneficial ownership of all shares directly or indirectly beneficially owned by NEC, Itasca, and the managing members thereof and the number of shares set forth in the table as owned by Mr. Haque does not include the shares directly or indirectly beneficially owned by NEC, Itasca, and the managing members thereof.

(10) The business address is 330 South 108th Avenue, Omaha, Nebraska 68154.

(11) Includes 450,000 shares held by a corporation of which Mr. Fisher is a principal shareholder. Mr. Fisher has sole investment discretion and voting authority over such shares.

(12) Includes 34,544 shares owned by Mr. Launder's spouse.

(13) Includes 158,700 shares issuable upon exercise of options, and shares owned by ABS Capital and JMI which may be deemed owned by Messrs. Bryant and Noell, respectively. See Notes 5 and 6 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from them. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during the last fiscal year were filed on time except that one report on Form 4 was not filed timely by each of Messrs. Fisher and Grabher, two reports on Form 4 were not timely filed by Mark R. Vipond, Vice President -- USSI, and the report on Form 3 was not filed timely by

Mr. Vipond. Additionally, two reports on Form 4 were not timely filed by Mr. Launder and three reports on Form 4 were not timely filed by each of Mr. Haque and NEC. The report on Form 4 for Mr. Grabher reported three transactions, the report on Form 4 for Mr. Fisher reported one transaction, the reports on Form 4 for Mr. Vipond reported a total of two transactions, the reports on Form 4 for each of Mr. Haque and NEC reported a total of four transactions (the same transactions being reported on both Mr. Haque's and NEC's reports) on an untimely basis, and the reports on Form 4 for Mr. Launder reported a total of four transactions on an untimely basis. Each person and NEC subsequently filed the appropriate forms.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

    The following table sets forth certain compensation information as to the Chief Executive Officer ("CEO") and the four highest paid executive officers (collectively, the "Named Executive Officers") of the Company for each of the years ended September 30, 1994, 1995, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                AWARDS (2)
                                                                              --------------
                                                      ANNUAL COMPENSATION       SECURITIES
                                                    ------------------------    UNDERLYING          ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR       SALARY      BONUS (1)      OPTIONS       COMPENSATION (3)(4)
---------------------------------------  ---------  -----------  -----------  --------------  ---------------------

William E. Fisher                             1996  $   150,000  $   195,510       None            $     4,779
  Chairman of the Board;                      1995      149,375      199,534       None                  4,793
  Chief Executive Officer                     1994      142,500      176,142       None                  5,985

Edward H. Mangold                             1996       80,748      339,601       None                  3,793
  Senior Vice President --                    1995       80,748      333,121       None                  4,312
  Americas Region                             1994       80,748      243,580       None                  5,403

Richard N. Launder (5)                        1996      128,250      237,791       None                 12,825
  Senior Vice President --                    1995      128,250      204,357       None                 12,825
  Europe Region                               1994      128,250      185,870       None                 12,825

Fred L. Grabher                               1996       95,000      156,005       None                  2,279
  Vice President --                           1995       95,000      210,541       None                  4,669
  Asia/Pacific Region                         1994       95,000      179,925       None                  2,916

David C. Russell                              1996      128,333      141,255       None                  4,696
  Senior Vice President                       1995      117,917      126,469       None                  5,241
                                              1994       95,004       96,714       None                  5,327

------------------------

(1) The Company's executive officers are eligible for quarterly cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives including pretax profit, backlog, and cash flow. Messrs. Mangold, Launder and Grabher are eligible for quarterly sales incentive compensation, in the form of sales commissions, and for incentive compensation based on profitability of the geographic regions for which they are responsible.

(2) No long-term compensation awards or payouts were made to such persons during the three years presented. None of the Named Executive Officers have any stock options for Company stock.

(3) Consists of contributions made to the Company's retirement plans. For fiscal 1996, employer contributions to ACI's Profit Sharing Plan were $2,279 each for Messrs. Fisher, Mangold, Grabher and Russell. Employer contributions to ACI's 401-(k) Retirement Plan were $2,500, $1,514, and $2,417 for Messrs. Fisher, Mangold, and Russell, respectively. Employer contributions to Mr. Launder's defined contribution retirement plan were $12,825.

(4) Each of the Named executive officers and certain other executive officers are a party to an agreement pursuant to which each has agreed not to compete with the Company for so long as he or she is a stockholder of the Company. At the election of the Company, the non-compete agreement may remain in effect for two years after termination of the executive officer's employment (even if he or she is no longer a stockholder) if the Company pays him or her for two years. No amounts were paid in 1996 under this arrangement.

(5) Mr. Launder is a party to an employment agreement with a subsidiary of the Company. The agreement is terminable by either party upon 26 weeks notice, and is terminable by the Company immediately for cause or disability as provided in the agreement. The agreement provides for annual salary review, use of an automobile, sick pay, 26 vacation days per calendar year, insurance, and annual contributions of up to 10% of salary to a retirement plan.

REPORT ON EXECUTIVE COMPENSATION

    All issues relating to executive officer compensation are addressed by the Board of Director's Compensation Committee. The Compensation Committee, which is comprised of Messrs. Bryant, Haque, and Kever approves base salary and incentive compensation for all executive officers. This report is submitted by the Compensation Committee.

    The components of the Company's executive compensation program consist of base salaries and annual incentive plans. The Company's compensation program is intended to provide executive officers with overall levels of compensation opportunity that are competitive within the software and computer services industries, as well as within a broader spectrum of companies of comparable size and complexity. The Company's compensation program is structured and administered to support the Company's business mission and generate favorable returns for its stockholders.

    BASE SALARY. Each executive officer's base salary, except for the CEO, is based on the recommendation of Mr. Fisher to the Compensation Committee. Such recommendations are derived primarily through a comparison of industry and competitive labor markets for executive officer services from surveys conducted by Culpepper and Associates, Inc. In comparison to those surveys, base salaries recommended are slightly lower than the average of other comparably sized software companies. Other factors in formulating base salary recommendations include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities, the performance of the particular executive's business unit or department in relation to established strategic plans, the Company's operating budget for the year and the overall performance of the Company.

    INCENTIVE COMPENSATION PLAN. For each executive officer, an incentive compensation plan is established at the beginning of each fiscal year in connection with the Company's strategic plans and annual operating budgets. Except for the CEO, Mr. Fisher provides recommendations to the Compensation Committee for incentive compensation for each executive officer. The level of incentive compensation recommended for each executive officer is derived through a comparison of industry and competitive labor markets from surveys conducted by Culpepper and Associates, Inc. In comparison to those surveys, the incentive compensation recommended approximates the average of other comparably sized software companies. Under these incentive compensation plans, an executive's potential incentive payment is related to the Company's profit attainment, ending backlog, cash flow, and/or the financial performance of an executives's division or department. Because growth in the Company's profit, backlog, cashflow and divisional financial performance, all being substantial factors in the calculation of incentive compensation, exceeded the Company's expectations in fiscal 1996, bonuses for each of the Company's named executive officers exceeded target levels for fiscal 1996.

    CEO COMPENSATION. Compensation for Mr. Fisher is based on the same criteria used for executive officers generally, as described above. In addition to his base salary, in 1996 Mr. Fisher was eligible to earn 90% of his base salary if the Company attained 100% of its targets. As compared to industry surveys conducted by Culpepper and Associates, Inc., Mr. Fisher's base salary was approximately 25% lower than the average and his incentive compensation target for 1996 was approximately 50% lower than the average. Mr. Fisher's actual combined earnings for 1996 was approximately 40% less than the average. His maximum possible bonus for 1996 was 135% of his base salary if the Company exceeded its targets. For 1996, the Company exceeded its targets and Mr. Fisher earned as a bonus 131% of his base salary.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has no current plan to pay any of its executive officers annual compensation over $1,000,000, it currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with this statute.

                                          COMPENSATION COMMITTEE

                                          Frederick L. Bryant

                                          Promod Haque

                                          Jim D. Kever

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  PLANS

    The current members of the Compensation Committee are Messrs. Bryant, Haque, and Kever. None of these individuals was at any time during 1996, or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

    In accordance with Securities and Exchange Commission rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services ("C&DP) Index for comparison.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TRANSACTION SYSTEMS ARCHITECTS, INC.        S&P 500         NASDAQ COMPUTER & DATA PROCESSING
2/24/95                                              100         100                                           100
Sep-95                                               150         123                                           141
Sep-96                                               473         148                                           175

    Assumes $100 invested on February 24, 1995 (the date of the Company's Initial Public Offering ("IPO") at the closing price on the IPO date of $8.9375 per share, adjusted for a two-for-one stock split effected in the form of a 100% stock dividend in July 1996) in the Company's Common Stock, the S&P 500 Index and the NASDAQ C&DP Index.

2. APPROVAL OF 1997 MANAGEMENT STOCK OPTION PLAN

    The Company's future success will depend to a large extent on its ability to retain and attract key management employees. The Board of Directors believes that compensation for key management employees should be related to the Company's growth and earnings and should provide proprietary interest in the Company. Therefore, on November 12, 1996, the Board of Directors adopted, subject to the approval by the stockholders of the Company, the 1997 Management Stock Option Plan (the "Option Plan"). The following is a summary of the principal features of the Option Plan and is qualified in its entirety by reference to the full text of the Option Plan, which is set forth as Appendix A to this Proxy Statement.

OBJECTIVES

    The objectives of the Option Plan are to provide key management employees of the Company with an increased incentive to make significant and extraordinary contributions to the long-term success and growth of the Company, to encourage key management employees to remain employed with the Company, and to attract new key management employees.

ELIGIBILITY

    Options may be offered to any management employee who is actively and customarily employed for 30 hours or more per week by the Company or any Subsidiary of the Company including, without limitation, employee-officers. The stock option committee (the "Committee") shall have the sole authority to select the management employees to whom options may be offered under the Option Plan. No management employee shall have any right to participate in the Option Plan except as determined by the Committee.

DESCRIPTION OF STOCK OPTIONS

    All options to be offered under the Option Plan will be non-statutory stock options for purposes of tax treatment under the U.S. Internal Revenue Code. Stock options issued under the Option Plan give the optionholder the right to purchase Common Stock of the Company at a price (the "Option Exercise Price") fixed in the stock option agreement executed between the optionholder and the Company at the time of issuance. The Option Exercise Price shall be fixed by the Committee and will either be equal to or more than 100% of the fair market value of the shares of Common Stock subject to the option on the date the option is offered. The fair market value of the Common Stock (defined in the Option Plan as the closing bid price) was $34.50 on January 8, 1997.

    The option purchase price (the "Option Purchase Price") which a participant will be required to pay to the Company for an option will be U.S. $3.00 for each share under option. The Option Purchase Price will be payable to the Company within fourteen (14) days after the offer of such Option. No portion of the Option Purchase Price shall be credited toward the Option Exercise Price and the Option Purchase Price shall be non-refundable except to the extent determined by the Committee.

    The vesting period for an option is a minimum of four years from the date of issuance of such options. Providing the optionholder is still employed by the Company, vesting will be no more than 25% at the end of each of the four years. The period for exercising an option begins after the first year from issuance of an option and extends at a minimum for four years after that.

    Options are not transferable otherwise than by will or the laws of descent and distribution, and during an optionholder's lifetime an option can only be exercised by the optionholder. In the event an optionholder ceases to be employed by the Company for any reason other than as a result of their death or disability, the vested and unexercised portion of any option held by such optionholder at that time may only be exercised within one month after the date on which the optionholder ceased to be so employed. In the event an optionholder ceases to be a employed by the Company by reason of their disability, the vested and unexercised portion of any option held by such optionholder at that time may only be exercised within one year after the date on which the optionholder ceased to be so employed. In the event an optionholder dies while employed by the Company, the vested and unexercised portion of any option held by such optionholder at the time of their death may only be exercised within one year after the date of their death.

SHARES AVAILABLE

    An aggregate of 1,050,000 shares of Common Stock are reserved for issuance to participants under the Option Plan. The shares of Common Stock that may be subject to options issued under this Option Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock. No shares will be issued under the Option Plan until full payment therefor has been made to the Company. A holder of an option will have no rights of a stockholder (i.e. voting, dividend, and other ownership rights) until the shares are issued to him or her.

    In the event that any outstanding option expires or is terminated for any reason, the shares allocable to the unexercised portion of such option may again be subject to an option issued under this Option Plan. If any shares of Common Stock acquired pursuant to the exercise of an option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Option Plan.

    In the event of any changes in the Common Stock of the Company by reason of stock dividends, stock splits, split-ups, recapitalization, mergers, consolidations, combinations, or other exchanges of shares and the like, appropriate adjustments will be made by the Board of Directors to the number of shares of Common Stock available for issuance under the Option Plan, the number of shares subject to outstanding options and/or the exercise price per share of outstanding options, as necessary substantially to preserve optionholders' economic interests in their options. Notwithstanding the foregoing, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding options including, without limitation, the revision or cancellation of any outstanding options including providing for full vesting for all outstanding options.

ADMINISTRATION OF THE OPTION PLAN

    The Option Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board as may be directed by the Board consisting of no less than two persons. All members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

    The Committee shall have the sole authority and discretion to offer and issue options under the Option Plan and, subject to the limitations set forth within the Option Plan, to determine the terms and conditions of all options, including, without limitation, (i) selecting the participants who are to be offered options; (ii) establishing the number of shares of Common Stock that may be issued under each option; (iii) determining the time and the conditions subject to which options may be exercised in whole or in part; (iv) determining the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an option); (v) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an option; (vi) determining the circumstances under which shares of Common Stock acquired upon exercise of any option may be subject to repurchase by the Company; (vii) determining the circumstances and conditions subject to which shares acquired upon exercise of an option may be sold or otherwise transferred, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (viii) establishing a vesting provision for any option relating to the time (or the circumstance) when the option may be exercised by an optionholder, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (ix) accelerating the time when outstanding options may be exercised; (x) determining the circumstances under which the purchase price of the options may be refunded to an optionholder in event of death, disability, or involuntary termination; and (xi) establishing any other terms, restrictions and/or conditions applicable to any option not inconsistent with the provisions of the Option Plan.

TAX TREATMENT

    An optionholder will recognize no income at the time a stock option under the the Option Plan is issued. Upon the exercise of such option for cash, except as set forth below, the optionholder will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the sum of the option exercise price plus the option purchase price. The Company will be entitled to a deduction from income in the same amount if the Company withholds applicable taxes from the optionholder.

    When an optionholder disposes of shares acquired by the exercise of the stock option, any amount received in excess of fair market value of the shares on the date of exercise of the stock option will be treated as long or short-term capital gain, depending on the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term loss, depending upon the holding period of the shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 MANAGEMENT STOCK OPTION PLAN.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as the auditors of the Company for the fiscal year ending September 30, 1997, subject to the ratification of such appointment by stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1993.

    If the foregoing appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the 1997 Annual Meeting of Stockholders will be subject to approval of stockholders at that meeting. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting and will have the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

4. OTHER MATTERS

    The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

STOCKHOLDERS PROPOSALS

    Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Corporate Secretary's office, 330 South 108th Avenue, Omaha, Nebraska 68154, no later than September 23, 1997, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                                          By Order of the Board of Directors,

                                          David P. Stokes
                                          SECRETARY

                                                                       EXHIBIT A

                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                       1997 MANAGEMENT STOCK OPTION PLAN

    Section 1. PURPOSE. The purpose of the Transaction Systems Architects, Inc. 1997 Management Stock Option Plan (the "Plan") is to provide long term incentives and rewards to Management of Transaction Systems Architects, Inc. (the "Company") and any Subsidiary of the Company, by providing an opportunity to selected Management Employees to purchase Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract and retain Management Employees and to encourage their best efforts to work at the success of the Company.

    Section 2. DEFINITIONS. For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

    2.1.  "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

    2.2. "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

    2.3. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

    2.4.  "COMMON STOCK" shall mean the Class A Common Stock of the Company.

    2.5. "MANAGEMENT EMPLOYEE" shall mean any person who has a managerial position within the Company or any Subsidiary of the Company, who, at the time an Option is offered to such person hereunder, is actively and customarily employed for 30 hours or more per week by the Company or any Subsidiary of the Company including, without limitation, employee-officers.

    2.6. "FAIR MARKET VALUE" shall mean the closing bid price on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Common Stock.

    2.7. "OPTION" shall mean an option issued to a Participant pursuant to the Plan which is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 and which shall not constitute nor be treated as an "incentive stock option" as defined in Section 422A(b) of the Code.

    2.8. "PARTICIPANT" shall mean any Management Employee to whom an Option is offered under this Plan.

    2.9.  "SUBSIDIARY OF THE COMPANY" shall have the meaning set forth in
Section 424(f) of the Code.

    Section 3. ELIGIBILITY. Options may be offered to any Management Employee. The Committee shall have the sole authority to select the Management Employees to whom Options are to be offered hereunder, and to determine whether a Management Employee is to be offereded an Option. No Management Employee shall have any right to participate in the Plan except as determined by the Committee.

    Section 4.  COMMON STOCK SUBJECT TO THE PLAN.

    4.1. The total number of shares of Common Stock for which Options may be issued under this Plan shall not exceed in the aggregate one-million fifty-thousand (1,050,000) shares of Common Stock.

    4.2. The shares of Common Stock that may be subject to Options issued under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option issued under this Plan. If any shares of Common Stock acquired pursuant to the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

    Section 5.  ADMINISTRATION OF THE PLAN.

    5.1 The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board as may be directed by the Board (the "Committee") consisting of no less than two persons. All members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

    5.2. The Committee shall have the sole authority and discretion to offer and issue Options under this Plan and, subject to the limitations set forth in
Section 6 hereof, to determine the terms and conditions of all Options, including, without limitation, (i) selecting the Participants who are to be offered Options hereunder; (ii) establishing the number of shares of Common Stock that may be issued under each Option; (iii) determining the time and the conditions subject to which Options may be exercised in whole or in part; (iv) determining the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (v) imposing restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vi) determining the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (vii) determining the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (viii) establishing a vesting provision for any Option relating to the time (or the circumstance) when the Option may be exercised by a Participant, including vesting provisions which may be contingent upon the Company meeting specified financial goals; (ix) accelerating the time when outstanding Options may be exercised; (x) determining the circumstances under which the purchase price of the Options may be refunded to the Participant in event of death, disability, or involuntary termination; and (xi) establishing any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of this Plan.

    5.3. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

    5.4. The interpretation and construction by the Committee of any provision of the Plan, any Option issued hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

    5.5 Only members of the Committee shall vote on any matter affecting the administration of the Plan or the offering of Options under the Plan.

    5.6. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the

Board of Directors (or the Committee) shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option issued hereunder.

    Section 6.  TERMS AND CONDITIONS OF OPTIONS.

    6.1. The terms and conditions of each Option issued under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Option will be such that each Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422A of the Code and will be a "non-qualified stock option" for United States Federal income tax purposes. The terms and conditions of any Option issued hereunder need not be identical to those of any other Option issued hereunder.

    The terms and conditions of each Option agreement shall include the following:

        (a) The Option exercise price shall be fixed by the Committee and will either be equal to or more than 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date such Option is offered. Notwithstanding the preceding sentence, for any Options offered to a Participant prior to approval of this Plan by the Company's Stockholders, the Option exercise price will be equal to the Fair Market Value on the day of Stockholder approval of this Plan.

        (b) The Option purchase price which a Participant will be required to pay to the Company to purchase an Option will be U.S. $3.00 for each share under Option and the Option purchase price will be payable by the Participant to the Company within fourteen (14) days after the offer of such Option. Notwithstanding the preceding sentence, for any Options offered to a Participant prior to approval of this Plan by the Company's Stockholders, the Option purchase price will be payable by the Participant to the Company within fourteen (14) days after the day of Stockholder approval of this Plan.

        All offers shall be in writing in such form as may be determined by the Company and shall be accompanied by a prospectus with respect to the Plan. To accept the offer, in whole or in part, the Participant must pay the Option purchase price as to the number of shares covered by the portion of the Option which the Participant accepts and execute such documents as the Company may require. All such acceptances must be received by the Company within the applicable 14 day period. All offers of Options to the extent not accepted at the close of such period shall terminate. No portion of the Option purchase price shall be credited toward the Option exercise price. The Option purchase price shall be non-refundable except to the extent determined by the Committee pursuant to Section 5.2 (x) hereof.

        (c) The Option vesting period shall be at a minimum a total of four years from the date of issuance of such Options. After one year from the date an Option is issued, it may be exercised as to not more than 25 percent of the shares optioned, and after the expiration of the second, third, and fourth years from the date the Option is issued, it may be exercised as to no more than an additional 25 percent of such shares optioned plus any shares as to which the Option might theretofore have been exercised but shall not have been exercised.

        (d) The Committee shall fix the term during which Options issued pursuant to the Plan are exercisable provided, however, that while a Participant is employed by the Company such term shall in no event be less than five years from the date on which such Option is issued.

        (e) Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime an Option shall be exercisable only by the Participant.

        (f) In the event that the Company is required to withhold any U.S. Federal, state, local or foreign taxes in respect of any compensation income realized by the Participant in respect of an Option issued hereunder or in respect of any shares of Common Stock acquired upon exercise of an Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or foreign taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state, local or foreign taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

        (g) In the sole discretion of the Committee the terms and conditions of any Option may (but need not) include any of the following provisions:

           (i) In the event a Participant shall cease to be a Management Employee of the Company or Subsidiary of the Company for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the vested and unexercised portion of any Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Option as of the date on which he ceased to be so employed.

           (ii) In the event a Participant shall cease to be a Management Employee of the Company or Subsidiary of the Company by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the vested and unexercised portion of any Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable.

           (iii) In the event a Participant shall die while employed by the Company or Subsidiary of the Company, the vested and unexercised portion of any Option held by such Participant at the time of their death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Option if it had been completely exercisable. In such event, such Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance.

    Section 7.  ADJUSTMENTS.

    7.1 In the event that after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), and (ii) the number of shares of Common Stock for which Options may be issued under this Plan, as set forth in
Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of this Plan.

    7.2 Notwithstanding the foregoing, in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of their shares, including, without limitation, through purchase, merger or otherwise or
(ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, the Committee may make such adjustment as it deems equitable in respect of outstanding Options including, without limitation, the revision or cancellation of any outstanding Options including providing for full vesting for all outstanding options. Any such determination by the Committee shall be effective and binding for all purposes of this Plan.

    Section 8. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither this Plan nor any Option issued hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of the Company or the service of the Company or any Subsidiary of the Company as the case may be, or limit in any respect the right of the Company or any Subsidiary of the Company to terminate such Participant's employment or other relationship with the Company or any Subsidiary of the Company, as the case may be, at any time.

    Section 9. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial approval by the stockholders of the Company. No Option may be offereded hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore issued under the Plan.

    Section 10. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable provided, however, that amendments will be subject to stockholder approval to the extent required by applicable law or regulations.

    Section 11. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of January 1, 1997, subject to Stockholder approval.

PROXY                 TRANSACTION SYSTEMS ARCHITECTS, INC.
                      1997 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby appoints William E. Fisher, Gregory J. Duman and David P. Stokes, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Transaction Systems Architects, Inc., a Delaware corporation, to be held on Tuesday, February 25, 1997, at 10:00 a.m. CST at the offices of the Company at 230 South 108th Avenue, Omaha, Nebraska, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

DIRECTORS
1.         Directors recommend a vote FOR election of the following directors:
                            01 - William E. Fisher, 02 - David C. Russell, 03 - Jim D. Kever, 04 - Promod Haque,
                                05 - Frederick L. Bryant, 06 - Charles E. Noell, III, 07 - Larry G. Fendley
           / / FOR ALL       / / WITHHOLD ALL       / / WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF
               NOMINEES          NOMINEES               NOMINEE(S) BELOW.
                                                        USE NUMBER ONLY

                                                                                                                    DIRECTORS
PROPOSAL(S)                                                                                                         RECOMMEND
2.         Approval of 1997 Management Stock Option Plan.
           / / FOR                 / / AGAINST                 / / ABSTAIN                                             FOR
3.         Appointment of Independent Auditors.
           / / FOR                 / / AGAINST                 / / ABSTAIN                                             FOR

4.         IN  THEIR DISCRETION, THE PROXIES  ARE AUTHORIZED TO VOTE UPON  SUCH OTHER MATTERS THAT  MAY PROPERLY COME BEFORE THE
           ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2 AND PROPOSAL 3.

                                                                    Dated:  , 1997
                                                                    Signature
                                                                    (If there are co-owners both must sign)
                                                                    THE SIGNATURE(S) SHOULD  BE EXACTLY AS  THE NAME(S)  APPEAR
                                                                    PRINTED  TO  THE LEFT.  IF A  CORPORATION, PLEASE  SIGN THE
                                                                    CORPORATION NAME IN FULL BY  A DULY AUTHORIZED OFFICER  AND
                                                                    INDICATE   THE  OFFICE  OF  THE  SIGNER.  WHEN  SIGNING  AS
                                                                    EXECUTOR, ADMINISTRATOR,  FIDUCIARY, ATTORNEY,  TRUSTEE  OR
                                                                    GUARDIAN,  OR AS  CUSTODIAN FOR  A MINOR,  PLEASE GIVE FULL
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING   TITLE AS SUCH.  IF A PARTNERSHIP,  SIGN IN THE  PARTNERSHIP
                      THE ENCLOSED ENVELOPE                         NAME.